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                                                                     EXHIBIT 5.1

                  [AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P. LETTERHEAD]

                                     July 17, 2001

Packaged Ice, Inc.
3535 Travis Street, Suite 170
Dallas, Texas 75204

         Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen:

         We have acted as counsel to Packaged Ice, Inc., a Texas corporation (the "Company"), in the preparation of the Registration Statement for the Registration of shares on Form S-8 (the "Registration Statement") relating to the Packaged Ice 2001 Stock Option Plan (the "Plan"). The Registration Statement, which the Company filed with the Securities and Exchange Commission, covers an aggregate of 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), that are issuable pursuant to the Plan.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, and subject to the limitations and exceptions set forth below, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         For the purposes of the opinion expressed above, we have assumed that the Registration Statement and any amendments thereto will become effective. We express no opinion other than as to the laws of the State of Texas and the federal laws of the United States of America.

         This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended.








                                 Very truly yours,




                                 /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.